Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275946, 333-268682, 333-257817 and 333-237718 on Form S-8 of Sphere Entertainment Co. of our reports dated August 14, 2024, relating to the financial statements of Sphere Entertainment Co. and the effectiveness of Sphere Entertainment Co.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

New York City, New York
August 14, 2024